As Filed With the Securities and Exchange Commission on May 26, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0303583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California 92618

(Address of Principal Executive Offices)

2006 STOCK INCENTIVE PLAN

AND

1996 STOCK INCENTIVE PLAN

AND

MARK A. VARNEY NON-QUALIFIED STOCK OPTION AGREEMENT DATED JANUARY 30, 2006

(Full title of the plan)

Roger G. Stoll, Ph.D.

Chairman, President and Chief Executive Officer

Cortex Pharmaceuticals, Inc.

15241 Barranca Parkway

Irvine, California 92618

(Name and address of agent for service)

(949) 727-3157

(Telephone number, including area code, of agent for service)

Copy to:

Lawrence B. Cohn, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, $0.001 par value	1,863,799 shares	(3)(4)	$2.70	$5,032,257	$539
Common Stock, $0.001 par value	2,575,316 shares	(4)(5)	$2.70	$6,953,353	$744
Common Stock, $0.001 par value	250,000 shares	(4)(6)	$2.70	$675,000	$72
Total	4,689,115 shares	(4)	$2.70	$12,660,610	$1,355

(1)	Pursuant to Rule 416(a) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by The American Stock Exchange for our common stock on May 23, 2006, which was $2.70 per share.
(3)	Shares issuable pursuant to the 2006 Stock Incentive Plan.
(4)	Each share of common stock is accompanied by a preferred stock purchase right pursuant to the Rights Agreement, dated as of February 8, 2002, between us and American Stock Transfer & Trust Company, as Rights Agent.
(5)	Additional shares issuable pursuant to the 1996 Stock Incentive Plan. An aggregate of 7,074,359 shares of our common stock available for issuance under the 1996 Stock Incentive Plan were previously registered on Registration Statements on Form S-8 filed on January 31, 1997 (Registration No. 333-20777), July 8, 1999 (Registration No. 333-82477) and December 20, 2002 (Registration No. 333-102042).
(6)	Shares issuable pursuant to the Mark A. Varney Non-Qualified Stock Option Agreement dated January 30, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

2006 Stock Incentive Plan

This registration statement relates in part to the Cortex Pharmaceuticals, Inc. (referred to herein as the “Company,” “we,” “us” or “our”) 2006 Stock Incentive Plan (the “2006 Plan”). A total of 1,863,799 shares of common stock subject to the 2006 Plan are being registered hereunder, including 563,799 shares previously issuable under the 1996 Stock Incentive Plan (as described below).

1996 Stock Incentive Plan

This registration statement also relates in part to the Company’s 1996 Stock Incentive Plan (the “1996 Plan”). Initially, an aggregate of 2,402,319 shares of common stock were registered on this form on January 31, 1997 (Reg. No. 333-20777). The 1996 Plan provides for an automatic increase in the number of shares that may be issued under the 1996 Plan effective on the last day of each fiscal year. Such increase is equal to twenty percent (20%) of the increase in the number of shares of common stock outstanding since the last day of the previous fiscal year. On July 8, 1999 (Reg. No. 333-82477), to provide for such automatic adjustment from June 30, 1998 through June 30, 1999, an additional 1,056,451 shares of common stock were registered on this form. On December 20, 2002 (Reg. No. 333-102042), to provide for such automatic adjustment from July 1, 1999 through June 30, 2002, as well as to provide for the increase of an aggregate of 3,500,000 shares issuable under the 1996 Plan approved by our Board of Directors and stockholders, an additional 3,615,589 shares of common stock were registered on this form, bringing the total number of authorized shares to 7,074,359. Pursuant to a Transition Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2005, we transitioned from a fiscal year ending June 30 to a fiscal year ending December 31. Based on subsequent adjustments for increases in our common stock outstanding since June 30, 2002 , an additional 3,139,115 shares of common stock were available for grant or award under the 1996 Plan. However, upon approval by the stockholders of the 2006 Plan on May 10, 2006, all of the remaining shares available for grant or award under the 1996 Plan as of such date, or 563,799 shares, instead became available for grant under the 2006 Plan (as described above). Therefore, this registration statement covers in part the current aggregate increase of 2,575,316 shares under the 1996 Plan, bringing the total number of authorized shares thereunder to 9,649,675.

Non-Qualified Stock Option

This registration statement also covers in part the 250,000 shares of common stock which have been authorized for issuance by us upon exercise of compensatory stock options granted to Mark A. Varney under a non-qualified stock option agreement dated January 30, 2006.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information we file with the SEC will automatically update and supersede this information. Any such information so updated or superceded shall not be deemed, except as so updated or superceded, to constitute part of this registration statement. The following documents filed with the SEC (in each case, Commission File No. 001-16467) are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006;

•	our Current Report on Form 8-K, filed with the SEC on January 18, 2006;

•	our Current Report on Form 8-K, filed with the SEC on February 3, 2006;

•	our Current Report on Form 8-K, filed with the SEC on March 3, 2006;

•	our Current Report on Form 8-K, filed with the SEC on March 27, 2006;

•	our Current Report on Form 8-K, filed with the SEC on April 5, 2006;

•	our definitive Proxy Statement dated April 7, 2006, filed in connection with our 2006 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2006;

•	our Current Report on Form 8-K, filed with the SEC on May 11, 2006;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under Section 12(b) of the Exchange Act on May 2, 2001, including any amendment or report filed for the purpose of updating such description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A, filed with the SEC under Section 12(b) of the Exchange Act on February 15, 2002, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold. Unless specifically stated otherwise, none of the information that we disclose under Items 2.02 or 7.01 in our current reports on Form 8-K, nor any exhibits relating to such information, furnished to the SEC prior to, on or subsequent to the date of this registration statement will be deemed to be incorporated by reference into, or otherwise included in, this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

(a) As permitted by the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation, as amended, eliminates the liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise prohibited by the DGCL.

(b) Our restated certificate of incorporation, as amended, provides that we will indemnify each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that such person is or was our director or officer against all expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such action, suit or proceeding, to the fullest extent authorized by the DGCL.

(c) Our restated certificate of incorporation, as amended, also gives us the ability to enter into indemnification agreements with each of our directors and officers. We have entered into such indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of our directors and executive officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

(d) We maintain liability insurance for our directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

3.1	Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment of June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, by Certificate of Designation filed June 4, 1997, by Certificate of Amendment of Restated Certificate of Incorporation filed December 21, 1998, and by Certificate of Designation filed February 11, 2002, incorporated by reference to the same-numbered Exhibit of the Company’s Amendment No. 1 to Registration Statement on Form 8-A, No. 001-16467, filed February 15, 2002, as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed December 15, 2003, incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed February 12, 2004, and as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed March 2, 2006, incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed March 16, 2006.

3.2	By-Laws of the Company, as adopted March 4, 1987, and amended on October 8, 1996, incorporated by reference to the same numbered Exhibit to the Company’s Annual Report on Form 10-KSB filed October 15, 1996.

4.1	Rights Agreement, dated as of February 8, 2002, between the Company and American Stock Transfer & Trust Company, which includes as Exhibit A thereto a form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan, incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A, No. 001-16467, filed February 15, 2002.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.94 to the Company’s Current Report on Form 8-K filed May 11, 2006.

10.2	Amended and Restated 1996 Stock Incentive Plan, as amended and restated on October 8, 2002, incorporated by reference to Exhibit 10.60 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2002.

10.3	Non-Qualified Stock Option Agreement, dated January 30, 2006, between the Company and Mark A. Varney, incorporated by reference to Exhibit 10.93 to the Company’s Quarterly Report on Form 10-Q filed May 9, 2006.

10.4	Form of Incentive/Non-qualified Stock Option Agreement under the Company’s Amended and Restated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.80 to the Company’s Annual Report on Form 10-K filed on September 27, 2004.

10.5	Form of Restricted Stock Award Agreement under the Company’s Amended and Restated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.81 to the Company’s Annual Report on Form 10-K filed on September 27, 2004.

10.6	Form of Notice of Grant of Stock Options and Stock Option Agreement under the Company’s Amended and Restated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.88 to the Company’s Transition Report on Form 10-K filed on March 21, 2005.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Haskell & White LLP, independent registered public accounting firm.

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page to the registration statement).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26 day of May, 2006.

CORTEX PHARMACEUTICALS, INC.

By:	/s/ Roger G. Stoll, Ph.D.
Roger G. Stoll, Ph.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Cortex Pharmaceuticals, Inc., do hereby make, constitute and appoint Roger G. Stoll, Ph.D. and Maria S. Messinger, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roger G. Stoll, Ph.D. Roger G. Stoll, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 26, 2006

/s/ Maria S. Messinger Maria S. Messinger	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 26, 2006

/s/ Robert F. Allnutt Robert F. Allnutt	Director	May 26, 2006

/s/ John F. Benedik John F. Benedik	Director	May 26, 2006

/s/ Charles J. Casamento Charles J. Casamento	Director	May 26, 2006

/s/ Carl W. Cotman, Ph.D. Carl W. Cotman, Ph.D.	Director	May 26, 2006

/s/ Peter F. Drake, Ph.D. Peter F. Drake, Ph.D.	Director	May 26, 2006

/s/ M. Ross Johnson, Ph.D. M. Ross Johnson, Ph.D.	Director	May 26, 2006

/s/ Gary Tollefson, M.D., Ph.D. Gary Tollefson, M.D., Ph.D.	Director	May 26, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment of June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, by Certificate of Designation filed June 4, 1997, by Certificate of Amendment of Restated Certificate of Incorporation filed December 21, 1998, and by Certificate of Designation filed February 11, 2002, incorporated by reference to the same-numbered Exhibit of the Company’s Amendment No. 1 to Registration Statement on Form 8-A, No. 001-16467, filed February 15, 2002, as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed December 15, 2003, incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed February 12, 2004, and as further amended by Certificate of Amendment of Restated Certificate of Incorporation filed March 2, 2006, incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed March 16, 2006.

3.2	By-Laws of the Company, as adopted March 4, 1987, and amended on October 8, 1996, incorporated by reference to the same numbered Exhibit to the Company’s Annual Report on Form 10-KSB filed October 15, 1996.

4.1	Rights Agreement, dated as of February 8, 2002, between the Company and American Stock Transfer & Trust Company, which includes as Exhibit A thereto a form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan, incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A, No. 001-16467, filed February 15, 2002.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, incorporated by reference to Exhibit 10.94 to the Company’s Current Report on Form 8-K filed May 11, 2006.

10.2	Amended and Restated 1996 Stock Incentive Plan, as amended and restated on October 8, 2002, incorporated by reference to Exhibit 10.60 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2002.

10.3	Non-Qualified Stock Option Agreement, dated January 30, 2006, between the Company and Mark A. Varney, incorporated by reference to Exhibit 10.93 to the Company’s Quarterly Report on Form 10-Q filed May 9, 2006.

10.4	Form of Incentive/Non-qualified Stock Option Agreement under the Company’s Amended and Restated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.80 to the Company’s Annual Report on Form 10-K filed on September 27, 2004.

10.5	Form of Restricted Stock Award Agreement under the Company’s Amended and Restated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.81 to the Company’s Annual Report on Form 10-K filed on September 27, 2004.

10.6	Form of Notice of Grant of Stock Options and Stock Option Agreement under the Company’s Amended and Restated 1996 Stock Incentive Plan, incorporated by reference to Exhibit 10.88 to the Company’s Transition Report on Form 10-K filed on March 21, 2005.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Haskell & White LLP, independent registered public accounting firm.

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page to the Registration Statement).